                                                                   Exhibit 10.24


                     City of Houston Ordinance No. 94-1279

AN ORDINANCE CONSENTING TO THE ASSIGNMENT OF THE CABLE TELEVISION FRANCHISE GRANTED PURSUANT TO CITY OF HOUSTON ORDINANCE NO. 89-338, AS AMENDED BY CITY OF HOUSTON ORDINANCE NO. 91-605, TO TVMAX COMMUNICATIONS (TEXAS), INC., AND PRESCRIBING CERTAIN SUPPLEMENTAL CONDITIONS TO SUCH ASSIGNMENT; PROVIDING FOR SEVERABILITY; AND CONTAINING OTHER PROVISIONS RELATING TO THE FOREGOING SUBJECT.

                                     ******

      WHEREAS, Nationwide Communications Inc., d/b/a Eaglevision
("Eaglevision"), is authorized to carry on a cable television operation within the City of Houston (the "City") pursuant to City of Houston Ordinance No. 89-338, as amended by City of Houston Ordinance No. 91-605 (collectively, the "Franchise") pursuant to the terms and conditions set out therein;

      WHEREAS, pursuant to the terms of the Franchise and the Cable Act (as defined in the Franchise), Eaglevision has requested that the City approve the assignment of the Franchise to TVMAX Communications (Texas), Inc. ("TVMAX"), and TVMAX has joined in such request; and

      WHEREAS, the City Council of the City has determined that the assignment of the Franchise should be approved, subject to the terms and conditions described in this ordinance,

      NOW, THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HOUSTON:

      Section 1. Consent to assignment. Subject to the acceptance by TVMAX of the assignment of the Franchise and to the Supplemental Conditions described below, the City hereby consents to the transfer, assignment and conveyance of the Franchise to TVMAX, solely for the purpose of operating a cable system or systems as described in the Cable Act, as amended. This consent shall not alter or modify the terms of the Franchise in any way not specifically described herein, other than to substitute TVMAX in place of Eaglevision as Grantee under the Franchise, and shall not be construed to constitute a waiver of any of the rights of the City under the Franchise, and this consent will not be construed to imply that the Grantee is or is not in compliance with any of the terms thereof.

      Section 2. Supplemental Conditions.

      (a) Pursuant to Section 34 of the Franchise, the City Council may place such conditions as it may prescribe upon its consent to any assignment thereof. The following provisions are hereby prescribed and promulgated by the City Council as conditions to such consent (the "Supplemental COnditions"). By its acceptance of the Franchise, TVMAX, on behalf of its successors and assigns, agrees that the terms of the Franchise and the Supplemental Conditions are fair and reasonable and agrees to abide by the terms thereof.

      (i) The amount of the Administrative Fee shall be increased from two percent (2%) to five percent (5%), notwithstanding any provisions of the Franchise to the contrary, in particular, subsection (b) of the Payments to the City section of the Franchise.

      (ii) The City shall not be required to allocate the revenues received from the Franchise Fee or the Administrative Fee in any manner except as may be determined by the City Council of the City.

      (iii) The Grantee shall, to support Public, Educational and Government Access Channels or other similar purposes, make additional payments to the City in accordance with the schedule attached hereto as Exhibit 1. The assessment to Subscribers of any fees or payments described in (i), (ii) or (iii) herein shall be determined solely in accordance with the Cable Act, as amended, and other applicable federal law or regulation.

      Section 3. Acceptance of franchise. As a condition to the effectiveness of this assignment, within thirty (30) days following the effective date of this ordinance, TVMAX shall file with the City Secretary, accompanied by appropriate authorized corporate resolutions in a form acceptable to the City Attorney, a written statement in the following form signed in its name and behalf:

      "To the Honorable Mayor and the City Council of the City of Houston,
Texas:

      For itself, its successors and assigns, TVMAX Communications (Texas), Inc. hereby accepts the assignment of the cable television franchise contained in City of Houston Ordinance No. 89-338, as amended by City of Houston Ordinance No. 91-605 and subject to the terms of City of Houston Ordinance No. 94- [insert number of this ordinance], and agrees to be bound by all of such terms, conditions and provisions."


                                    TVMAX Communications (Texas), Inc.


                                    By:____________________________________

                                    Name:__________________________________

                                    Title:_________________________________

         "Dated this the ________ day of ___________________, 19____."

      Section 4. Severance. If any provision, section, subsection, sentence, clause, or phrase of this ordinance, or the application of same to any person or set of circumstances is for any reason held to be unconstitutional, void or invalid, the validity of the remaining portions of this ordinance or their application to other persons or sets of circumstances shall not be affected thereby, it being the intent of the City Council in adopting this ordinance that no portion hereof or provision or regulation contained herein shall become inoperative or fail by reason of any unconstitutionality, voidness or invalidity of any other portion hereof, and all provisions of this ordinance are declared to be severable for that purpose.

      Section 5. Open meeting. The City Council officially finds, determines, recites and declares that a sufficient written notice of the date, hour, place and subject of this meeting of the City Council was posted at a place convenient to the public at the City Hall of the City for the time required by law preceding this meeting, as required by the Open Meeting Law, Tex. Gov't Code Ann., ch. 551 (Vernon 1994); and that this meeting was open to the public as required by law at all times during which this ordinance and the subject matter thereof was discussed, considered and formally acted upon. The City Council further ratifies, approves and confirms such written notice and the contents and posting thereof.

      Section 6. Emergency. A public emergency exists requiring that this Ordinance be passed finally on the date of its introduction as requested in writing by the Mayor; therefore; this Ordinance shall be passed finally on such date and shall take effect on the 30th day next following the date of its passage and approval by the Mayor.

      PASSED AND APPROVED this 30th day of November, 1994.

                                              /s/ Bob Lanie
                                            ----------------------------------
                                                Mayor of the City of Houston

Pursuant to HOUSTON, TEX., CITY CHARTER, art. VI, Section 6, the effective date of the foregoing ordinance is ________________, 19 ___.


                                                  ____________________________
                                                  City Secretary

(Prepared by Legal Dep't ________________________________
TA/11-17-94               Senior Assistant City Attorney
Requested by Director of Finance and Administration
L.D. File No. 34946301.)

AYE                              NO
-----------------------------------------------------------------------------
 X                                                MAYOR LANIER
-----------------------------------------------------------------------------
oooo                            oooo             COUNCIL MEMBERS
-----------------------------------------------------------------------------
 X                                                    HUEY
-----------------------------------------------------------------------------
ABSENT-OUT OF CITY
 CITY BUSINESS                                      YARBROUGH
-----------------------------------------------------------------------------
  X                                                   WONG
-----------------------------------------------------------------------------
  X                                                 CALLOWAY
-----------------------------------------------------------------------------
  X                                                  ROACH
-----------------------------------------------------------------------------
  X                                                 DRISCOLL
-----------------------------------------------------------------------------
  X                                                 J. KELLEY
-----------------------------------------------------------------------------
  X                                                  FRAGA
-----------------------------------------------------------------------------
  X                                                  REYES
-----------------------------------------------------------------------------
  X                                                  SAENZ
-----------------------------------------------------------------------------
  X                                                 TINSLEY
-----------------------------------------------------------------------------
  X                                                L. KELLEY
-----------------------------------------------------------------------------
ABSENT ON SUSPENSION                                  LEE
-----------------------------------------------------------------------------
ABSENT-OUT OF CITY
 CITY BUSINESS                                     ROBINSON
-----------------------------------------------------------------------------
CAPTION ADOPTED

                                   EXHIBIT 1

      The Grantee shall pay to the City the following amounts, in accordance with subsection (g) of Payments to the City:


                           1995            $120,000
                           1996             115,056
                           1997             103,274
                           1998              86,379
                           1999              66,961
                           2000              47,810
                           2001              31,210
                           2002              18,464
                           2003               9,793
                           2004               4,595

      The above are annual amounts, each payable in four equal installments on the first day of each calendar quarter of the years specified, beginning January 1, 1995. Any amounts attributed to a specific year unpaid upon the expiration or termination of this Franchise shall be due and payable in full on the last day of such expiration or termination.

      I, ANNA RUSSELL, City Secretary of the City of Houston, Texas, do hereby certify that the within and foregoing is a true and correct copy of Ordinance No. 94-1279, passed and adopted by the City Council of said City on the 30th day of November, 1994, as the same appears in the records in my office.

      WITNESS my hand and the Seal of said City this 29th day of December, A.D. 1994.



                                        /s/ Anna Russell
                                        -------------------------------------
                                        City Secretary of the City of Houston
                                        Anna Russell

      To the Honorable Mayor and City Council of the City of Houston, Texas:

      For itself, its successors and assigns, Nationwide Communications Inc., dba EagleVision, hereby accepts the attached ordinance and agrees to be bound by all of its terms, conditions and provisions.



                                          NATIONWIDE COMMUNICATIONS INC.
ATTEST:                                   DBA EAGLEVISION


/s/ Willard Hoyt                            /s/ Steve Berger
-----------------------------------       -----------------------------------
Willard Hoyt, Vice President,             Steve Berger, President
Treasurer and Assistant
Secretary


Dated: July 1, 1991

                      City of Houston Ordinance No. 91-605


      AN ORDINANCE PRESCRIBING SUPPLEMENTAL CONDITIONS TO THE CABLE TELEVISION FRANCHISE GRANTED PURSUANT TO CITY OF HOUSTON ORDINANCE NO. 89-338 (PRIME TIME CABLE PARTNERS I, LTD.), CONSENTING TO THE ASSIGNMENT OF SUCH FRANCHISE TO NATIONWIDE COMMUNICATIONS INC. D/B/A EAGLEVISION UNDER SUCH SUPPLEMENTAL CONDITIONS; REPEALING CITY OF HOUSTON ORDINANCE NO. 89-337, WHICH GRANTED A CABLE TELEVISION FRANCHISE TO CONTINENTAL SATELLITE COMPANY; MAKING OTHER PROVISIONS RELATING TO THE SUBJECT.

      WHEREAS, the City of Houston has heretofore adopted an ordinance granting a cable television franchise (the "Franchise Ordinance") to Prime Time Cable Partners I, Ltd. ("Prime Time"); and

      WHEREAS, the City has been requested by the cable television franchise holder (Prime Time Cable Partners I, Ltd.) to consent to assignment of such franchise to Nationwide Communications Inc. dba Eaglevision ("Eaglevision"); and

      WHEREAS, Section 34 of the ordinance granting such franchise provides:

                  The rights, privileges and franchise
                  granted hereunder may not be assigned, in whole or in part, without the prior consent of City Council expressed by resolution or ordinance, and then only under such conditions as may therein be prescribed.
                  No assignment to any person shall be
                  effective until the assignee has filed
                  with the City Secretary an instrument,
                  duly executed, reciting the fact of such assignment, accepting the terms of this franchise, and agreeing to comply with all of the provision hereof; and

      WHEREAS, the City of Houston has heretofore adopted Ordinance No. 89-337 which granted a cable television franchise to Continental Satellite Company; and

      WHEREAS, a subsidiary of Nationwide Communications Inc., Video Eagle, Inc., has heretofore received an assignment of the Continental Franchise, which franchise will be redundant if the Prime Time Franchise is transferred to Nationwide Communications Inc.;

      WHEREAS, substantial investigations have been conducted to determine what conditions may be in the public interest to impose in connection with such assignments; and

      WHEREAS, it is hereby found and determined that, as a condition to the City's consent to the aforesaid requests, certain supplemental conditions should be imposed upon the assignee and that the Continental franchise should be repealed in connection with such a consent;

      NOW, THEREFORE,

                               *   *   *   *   *  *

      BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HOUSTON:

       Section 1. Supplemental Conditions to Cable Television Franchise.

      The City of Houston hereby promulgates and prescribes the following Supplemental Conditions to Cable Television Franchise Ordinance No. 89-338, which, upon acceptance as therein provided, shall supplement and amend the cable television franchise granted in Ordinance No. 89-338. Subject to the acceptance of such Supplemental Conditions, the aforesaid ordinance and franchise therein granted, as supplemented, is hereby ratified and confirmed.

      Section 2. Consent to Assignments.

      Subject to the acceptance and execution of such Supplemental Conditions by Eaglevision for the franchise referred to above, the City of Houston hereby consents to the transfer, assignment, conveyance and other transactions reasonably necessary or convenient to assign and transfer the rights, privileges and franchise granted to Prime Time under Ordinance No. 89-338.

      Section 3. Section 1 of the Franchise Ordinance is hereby amended to include the following definitions, which shall replace the corresponding definitions in the Franchise Ordinance, where applicable;

      Section 1. Definitions.

      (5) "CATV System" shall mean an entity as defined under the Cable Communications Policy Act of 1984 and the rules and regulations of the Federal Communications Commission ("FCC").

      (12) "Effective Competition" shall have the meaning set out in Section 623 of the Cable Communications Policy Act of 1984.

      (18) "Gross CATV Revenues" shall mean all revenues collected by the Grantee, including, but not limited to, Regular Subscriber revenues, Pay Television revenues, Additional Services revenues, advertising revenues, revenues resulting from connection or rental of equipment of any kind, revenues received for the lease of Channels, and revenues received for the lease (for any purpose) of poles, wires, cables, conductors, conduits, equipment and other structures, equipment, and facilities used in providing the transmission of cable service. Gross Revenues shall not include the following: (1) any taxes or fees which are imposed on any Subscriber or User of CATV System by any governmental unit and collected by Grantee for such governmental unit; (2) revenues resulting from the studio production of programming used on the Educational Access or Public Access Channels; and (3) Gross SMATV interconnected Revenues from Standalone Operations that are not interconnected to Grantee's CATV System(s).

      (19) "Gross SMATV Revenues" shall mean all revenues from Standalone Operations collected by the Grantee, including, but not limited to, Regular Subscriber revenues, Pay Television revenues, Additional Services revenues, advertising revenues, revenues resulting from connection or rental of equipment of any kind, revenues received for the lease of Channels, and revenues received for the lease (for any purpose) of poles, wires, cables, conductors, conduits, equipment and other structures, equipment, and facilities used in providing the transmission of cable service. Gross SMATV Revenues shall not include the following: (1) any taxes or fees which are imposed on any Subscriber or User of Standalone Operations by any governmental unit and collected by Grantee for such governmental unit; (2) revenues resulting from the studio production of programming used on the Grantee's Educational Access or Public Access Channels; and (3) Gross CATV Revenues.

      (20) "Interconnect" shall mean a condition of a CATV System by which the system is connected to adjacent CATV Systems by microwave, coaxial cable or other connecting device or by fiber optic cable and provides the capability for simultaneous carriage of signals, such as emergency override.

      (24) "Regular Subscriber Service" shall mean the simultaneous delivery by Grantee to television receivers, or any other suitable type of audio-video communication receivers, of that service regularly offered to all of its Subscribers, including all television broadcast signal required to be carried pursuant to the statutory requirements of the United States and any rules and regulations of the FCC implementing that statutory mandate and of all regular non-broadcast signals provided in the discretion of the franchisee to all Subscribers, but excluding additional tiers of one or more audio or video signals, and Pay Television as defined in subsection (20) above.

      (25) "Standalone Operation" shall mean a facility that serves only Subscribers in one (1) or more multiple unit dwellings under common ownership, control, or management that does not use any public rights-of-way as such use is defined now and in the future by the rules and regulations of the FCC.

      The subsequent definitions in the Franchise Ordinance shall be re-numbered accordingly.

      Section 4. The Additions to Franchise Area by Annexation or Otherwise Section of the Franchise Ordinance is hereby amended to read as follows:

      The Franchise Area shall include: (1) the area within the corporate limits of the City of Houston, as of the date this franchise is accepted by Grantee; and (2) territory which is annexed by the City during the term of this franchise.

      Section 5. Subsections (b) and (g) of the Conditions of Street Occupancy Section of the Franchise Ordinance are hereby amended to read as follows:

      (b) Restoration. The surface of any street or other City Right-of-Way disturbed by Grantee in laying, constructing, maintaining, operating, using, extending, removing, replacing or repairing its CATV System shall be restored by Grantee immediately after the completion of the work, at its cost and expense, to as good a condition as before the commencement of the work and maintained by Grantee to the satisfaction of the Director of Capital Projects for one (1) year from the date of completion of such restoration work. Grantee shall repair any damage to private property adjacent to the public right-of-way caused by Grantee in laying, constructing, maintaining, operating, using extending, removing, replacing or repairing its CATV System and shall restore same to as good a condition as before the commencement of the work. All costs and expense associated with such repair shall be the sole responsibility of Grantee. No street shall be encumbered by construction, maintenance, removal, restoration or repair work by Grantee for a longer period than necessary to execute such work. If there is any unreasonable delay by Grantee in restoring and maintaining streets after such excavations or repairs have been made, the City shall have the right without further notice to restore or repair the same and to require Grantee to pay the reasonable cost of such restoration or repair.

      (g) Approval of Plans and Specifications. Grantee shall provide complete plans and specifications for all construction within streets to the Director of the City's Capital Projects Department for review at least thirty (30) days prior to the start of construction. The City's Director of Capital Projects shall approve all such plans and specifications prior to the beginning of construction which such approval shall not be unreasonably withheld. In the event of rejection, Grantee shall submit revised plans and specifications for approval. This provision shall apply to each construction sequence if the construction is accomplished in phases, and this provision shall also apply to any pre-existing facilities which are to be covered by this franchise. However, where approval of the Director of Capital Projects has been previously obtained, it shall not be necessary to resubmit or obtain an additional approval.

      Section 6. The following language shall replace the corresponding language in the Section Liability Insurance in the Franchise Ordinance:

      Liability Insurance.

      (a) Minimum Coverage. Within thirty (30) days after the effective date of this franchise, Grantee shall file with the Director and shall maintain on file throughout the term of this franchise a certificate of insurance issued by a company duly authorized to do business and issue insurance in the State of Texas insuring the City and Grantee with respect to the installation, maintenance, and operation of Grantee's CATV System in the following minimum amounts:

      1. Comprehensive General Liability: $1,000,000 combined single limit per occurrence for bodily injury, personal injury and property damage.

      2. Automobile Liability: $1,000,000 combind single limit per accident for bodily injury and property damage.

      3. Workers' Compensation and Employers Liability: Workers' Compensation limits statutory for the State of Texas and Employers Liability limits of $1,000,000 per accident.

      4. Excess and Umbrella Liability Insurance in a form following the underlying coverages in an amount of $1,000,000 each occurrence and $1,000,000 aggregate.

      The amounts designated herein are minimum requirements and do not establish the limits of the contractor's liability.

      (b) Increased Coverage. City Council may from time to time, upon 20 days advance written notice to Grantee, require Grantee to increase the minimum amounts of liability insurance coverage to reasonable amounts generally required of CATV Systems. Such requirement shall be expressed by resolution or ordinance.

      Section 7. The Installation, Construction Section of the Franchise Ordinance shall be amended to read as follows:

      (a) Permits and Authorizations. Grantee shall obtain necessary permits and authorizations which are required for its CATV System, if any, including, but not limited to, any applicable utility joint-use attachment agreements and permits, licenses, authorization and certificates to be granted by duly constituted local, state and federal government entities and regulatory agencies having jurisdiction over the installation and operation of the CATV System. After obtaining any necessary permits, licenses, authorizations and certificates, and after completion of make-ready work by utility companies in connection with use of utility poles and facilities, if any, Grantee may commence construction and installation. Construction may be pursued in separate projects thereafter. Nothing in this Franchise shall be construed to allow another CATV franchisee to rely upon the permits, licenses, authorizations and certificates obtained by Grantee as mandatory access easements or rights-of-way or easements to construct a CATV System or deliver CATV service.

      (b) Compliance. Because Grantee has existing facilities that do not have the requisite 35-channel capacity, Grantee shall bring its facilities into compliance by taking the following steps:

          (1) All new distribution plants shall have at least 35 channels of capacity.

          (2) Existing facilities shall be upgraded to 35-channel capacity within two years following the effective date (unless the Director approves an extension).

          (3) In either case, Grantee must add a receiver and modulator for each full power over the air television channel which at its own expense demonstrates that it is significantly viewed in Houston, Harris County, Texas in accordance with federal regulations or any successor rule or regulation governing the issue of significant viewership.

      Grantee shall not be in violation of the 35-channel requirement if Grantee meets the compliance schedule set out in this subsection (b).

      Section 8. The following subsections of the Operational Standards Section of the Franchise Ordinance shall be amended to read as follows:

      Operational Standards.

      Grantee desires to install, maintain and operate its CATV System to the end that Subscribers may receive high quality service. Toward accomplishment of this purpose Grantee shall meet the following minimum standards:

      (f) Channel Capacity. Grantee's CATV System shall have a minimum channel capacity of 35 Channels. To the extent that Grantee elects, or is required, to increase the number of Channels carried on its CATV System to more than 35 Channels, Grantee agrees to include within such an increase a proportional increase in the number of Public, Educational, and Government Access Channels required by Sections 13, 14 and 15.

      (h) Standard of Care. Consistent with Section 621(a)(2) of the Cable Act of 1984, Grantee shall at all times employ a high standard of care and shall install, maintain and use approved methods and devices for preventing failures or accidents which are likely to cause damages, injuries or nuisances to the public.

      (i) No Obscenity. Cable television services that are obscene or indecent under applicable Federal law may not be provided over the CATV System.

      (k) Grantee's Office. Grantee shall maintain one principal office, and may maintain as many sub-offices as are reasonably necessary to promote good service and convenience to Subscribers to service provided through its CATV System. The principal office shall be open during all usual business hours, have a listed telephone number and be so equipped and operated that complaints and requests for repairs or adjustments may be received twenty-four (24) hours a day, seven
(7) days a week. Such office shall maintain complete and updated maps of Grantee's CATV System and the construction plans and specifications thereof.

      (l) Service Calls. Grantee shall respond to all service calls involving its facilities within forty-eight (48) hours and correct malfunctions as promptly as possible, but, in all events, within a reasonable time, which shall be seventy-two (72) hours after notice thereof, except during times of general breakdown due to weather or other catastrophe. For such purposes, Grantee shall maintain a competent staff of employees sufficient in size to provide adequate and prompt service to Subscribers.

      (n) Parental Lock. Grantee shall make available to Subscribers, upon request, a parental lock with the ability to "lock out" one channel or all channels.

      Section 9. The Underground Installation Section of the Franchise Ordinance is hereby amended to read as follows:

      In portions of the Franchise Area where all telephone lines and electric utility lines are underground, whether required by ordinance or not, any and all of Grantee's lines, cables and wires shall also be underground. It shall be the policy of the City that existing poles for electric and communication purposes be utilized whenever possible and that underground installation, even when not required, is preferable to the placing of additional poles.

      Section 10. The Section of the Franchise Ordinance entitled
Interconnection shall be amended to read as follows:

      Grantee's Public, Educational and Governmental programming is intended to be provided through interconnection with other CATV Systems. Grantee's CATV Systems shall be interconnected with all other CATV Systems, but not Standalone Operations, operating in areas adjacent to Grantee's CATV Systems and under a franchise granted by the City. Such interconnections shall be completed within two (2) years from the effective date of the assignment of this franchise. If Grantee and any of the owners of adjacent CATV Systems have not agreed to interconnection points between the CATV Systems within one (1) year after the effective date of the assignment of this franchise, the City will be responsible for determining interconnect points that are fair and reasonable.

Notwithstanding anything provided in this section both Grantee and any adjacent franchisee must be under an affirmative duty under the terms of its franchise to Interconnect in the same manner before the City either names an Interconnect point hereunder or proceeds to collect liquidated damages pursuant to Section 34(c).

      Section 11. The Section of the Franchise Ordinance entitled Modifications by FCC; Jurisdiction of FCC shall be amended to read as follows:

      Modifications by FCC; Jurisdiction of FCC.

      To the extent that any rules and regulations adopted by the FCC concerning CATV Systems of the type operated by the franchisee hereunder conflict with the terms of this franchise, it is specifically agreed by the City and Grantee that this franchise shall be deemed to be modified in accordance with such rules and regulations unless such FCC rules and regulations specifically provide for grandfathering. Other rules and regulations of the FCC relating to CATV, as they are adopted from time to time, shall be incorporated into this franchise. Should the FCC lose or voluntarily abdicate regulatory jurisdiction over any aspect of CATV, the City shall be empowered to assume regulatory jurisdiction over any such deregulated aspects, provided that the City's regulation is not contrary to local, state or federal law.

      Section 12. The following Section shall be inserted in the Franchise
Ordinance:

      Free Drops and Service to Schools and Public Buildings.

      (a) If not provided by another CATV System franchisee, Grantee shall provide one free drop to the principal facility of all public and private non-profit schools, universities and all governmental buildings or facilities located adjacent to or across a public street, highway, alley or right-of-way from Grantee's CATV System. If such drop is in excess of 300 aerial feet or 150 underground feet, the Subscriber shall reimburse the Grantee for its cost of time and materials in excess of the cost of said 300 aerial feet or 150 underground feet, whichever may be applicable. Drops will be required under this Section only if plant is readily accessible and conduits are reasonably available.

      (b) Grantee shall provide the internal wiring of the buildings (specified in subsection (a) above), reimbursable at its cost of time and materials only, or, at the Subscriber's election, the Subscriber can provide access to the interconnect cable per the Grantees' specifications.

      (c) Grantee shall provide free Regular Subscriber Service, as may be designated by the City, (including one free converter per site) to the principal facility of all public and private non-profit schools and universities and all governmental buildings or facilities which are connected to Grantees' CATV System.

      Section 13. The Payments to the City Section of the Franchise Ordinance shall be amended to read as follows:

      Payments to the City.

      (a) Franchise Fee. As compensation for the right, privilege, and franchise herein conferred, Grantee shall pay to the City each year a sum equal to five percent (5%) of Grantee's Gross CATV Revenues for such year. Two percent (2%) of such franchise fee shall be maintained in a separate account by the City and shall be applied solely to the support of Public, Educational, and Governmental Access Channels. Such franchise fee payments shall be made quarterly.

      (b) Administrative Fee. To reimburse the City for its expenses and overhead associated with the administration of this franchise, Grantee shall pay to the City each year a sum equal to two percent (2%) of Grantee's Gross SMATV Revenues. Grantee may not assess or otherwise pass through such administrative fee to Subscribers. The City shall contribute twenty-five percent of such administrative fee to provide additional support of Public, Educational and Governmental Access Channels.

      (c) Payment. Grantee shall file with the Director within sixty (60) days after the expiration of each quarter of each calendar year, or portion thereof, during which this franchise is in effect, a financial statement prepared according to generally accepted accounting principles showing in detail the Gross CATV Revenues and Gross SMATV Revenues of Grantee during the preceding quarter of the calendar year. Such statement shall be accompanied by Grantee's payment to the City of five percent (5%) of such Gross CATV Revenues representing the franchise fee and two percent (2%) of such Gross SMATV Revenues representing the administrative fee for such quarter. The franchise fee is subject to change at any time by City Council upon 20 days advance written notice to Grantee, but in any event will not be greater than that authorized by law.

      (d) Late Payment Penalty. Grantee shall pay a late penalty of 12% per annum calculated per day on the amount of franchise payment that is late.

      (e) Right of Inspection of Records. The Director shall have the right to inspect Grantee's records showing the Gross Revenue from which payments to the City are computed and to audit and recompute any and all amounts paid under this franchise. No acceptance of payment shall be construed as a release or as an accord and satisfaction of any claim the City may have for further or additional sums payable under this franchise or for the performance of any other obligation hereunder.

      (f) Audit. The Grantee shall pay the City's audit expenses, based upon its reasonable internal costs associated therewith and the City agrees not to burden the Grantee with an excessive number of audits and to be reasonable in its approach thereto. For purposes of this section, any payment of the City's audit expenses shall not be considered part of the franchise fee or administrative fee payable hereunder.

      (g) Other Payments to City. The franchise fee and administrative fee payable hereunder shall be exclusive of, and in addition to, all ad valorem taxes, special assessements for municipal improvements, fees for building permits for facilities not in the street, inspection fees not in the street, and other lawful obligations of the City.

      Section 14. Section 24 of the Franchise Ordinance shall be replaced with the following Section 25:

      Section 25. Records and Reports.

      (a) Principal Office of Grantee. Grantee shall maintain a principal office in the City, as long as it continues to operate any in the City, and hereby designates such office as the place where all notices, directions, orders and requests may be mailed, served or delivered under this franchise. The Director shall be notified of the location of such office or any change thereof.

      (b) Records. Grantee shall keep complete and accurate records of its business and operations relevant to this franchise. All such records shall be maintained at Grantee's principal office.

      (c) Access by City. The Director or the Director's duly designated officers, agents or representatives, shall have access to all records of Grantee relevant to this franchise for ascertaining the correctness of any and all reports and may examine Grantee's officers and employees under oath in respect thereto.

      (d) Annual Report. A report shall be filed by the Grantee with the Director within ninety (90) days following the end of each Franchise Year. Such report shall include:

        (i)  the number of Subscribers as of December 31 of the preceding year;
             and

       (ii) Gross Revenue and Regular Subscriber Service revenue received by Grantee for the preceding year.

      (iii) any additional City Streets used by Grantee's CATV System in providing its services to Subscribers or Users of its CATV System.

      The report shall be certified by a financial officer of Grantee, and shall include any other information as the Director may reasonably request in relation to Grantee's CATV System.

      (e) False Entry. Any false entry in the records of Grantee or false statement in the reports to the City as to a material fact, knowingly made by Grantee, shall constitute a violation of a material provision of this franchise ordinance.

      (f) FCC Filings. Grantee shall file copies of all reports and filings with respect to its CATV System made to the FCC with the Director.

      Section 15. The following Section 26 is hereby inserted in the Franchise Ordinance and the subsequent Sections of the Franchise Ordinance shall be re-numbered accordingly:

      Section 26. Distant Extension of Distribution Cable.

      In the event that a potential Subscriber's premises are located at such a distance from a distribution cable that Grantee deems it not economically feasible to provide service as required herein, the Grantee shall determine, upon request from the potential Subscriber, the amount, conditions, and refund provisions of the cable extension charge that would be fair and reasonable under the particular conditions and circumstances. Generally, in no event shall it be deemed "not economically feasible" to extend a distribution cable a distance of three hundred (300) feet or less.

      Section 16. All provisions of the City of Houston Ordinance 89-338, except as amended herein, remain in full force and effect.

      Section 17. In the event of a conflict between the City of Houston Ordinance No. 89-338 and this Ordinance, this Ordinance shall prevail.

      Section 18. Acceptance of Franchise. Within thirty (30) days from the effective date of this ordinance, Grantee shall file with the City Secretary a written statement in the following form signed in its name and on its behalf:

      "To the Honorable Mayor and City Council of the City of Houston, Texas:

      "For itself, its successors and assigns, Nationwide Communications Inc., dba Eaglevision, hereby accepts the attached ordinance and agrees to be bound by all of its terms, conditions and provisions.

ATTEST:                                     Nationwide Communications Inc.,
                                            dba Eaglevision


By:__________________________               By:______________________________
Title:                                      Title: President

      Dated this_________ day of ____________________, 1991."

      Section 19.  Repeal of Ordinance No. 89-337.

      (a) Subject to the consent of Video Eagle, Inc. as set forth in Section 19(b) of this Ordinance, Ordinance 89-337 which granted a cable television franchise to Continental Satellite Company is hereby repealed.

      (b) Simultaneous with Grantee's filing of the written statement described in Section 18 above Video Eagle, Inc., a wholly owned subsidiary of Nationwide Communictions Inc., shall file with the City Secretary a written statement in the following form signed in its name and on its behalf:

      To the Honorable Mayor and City Council of the City of Houston, Texas:

      "For itself, its successors and assigns, Video Eagle, Inc., a wholly owned subsidiary of Nationwide Communications Inc., consents to the repeal of City of Houston Ordinance No. 89-337, which granted a cable television franchise to Continental Satellite Company and agrees to be bound by all of the terms of such repeal.

ATTEST: VIDEO EAGLE, INC. a wholly owned subsidiary of Nationwide Communications Inc.


By:__________________________               By:______________________________
Title:                                      Title: President

      Dated this_________ day of ____________________, 1991."

      Section 20. Severability. If any provision, section, subsection, sentence, clause or phrase of this ordinance is for any reason held to be invalid or unconstitutional, such invalidity or unconstitutionality shall not affect the validity of the remaining portions of this ordinance. It is the intent of the City in adopting this ordinance that no portion or provision thereof shall become inoperative or fail by reason of any invalidity or unconstitutionality of any other portion or provision, and to this end all provisions of this ordinance are declared to be severable.

      Section 21. Notice. The City Council officially finds, determines and declares that a sufficient written notice of the date, hour, place and subject of each meeting at which this ordinance was discussed, considered or acted upon was given in the manner required by the Open Meetings Law, TEX. REV. CIV. STAT. ANN. art. 6252-17, as amended, and that each such meeting has been open to the public as required by law at all times during such discussion, consideration and action. The City Council ratifies, approves and confirms such notices and the contents and posting thereof.

      Section 22. Passage and Effective Date. This franchise, having been published as required by Article II, Section 17 of the City Charter shall take effect and be in force from and after thirty (30) days following its final passage and approval.

      PASSED first reading this the 1st day of May, 1991.

      PASSED second reading this the 8th day of May, 1991.

      PASSED AND APPROVED third and final reading this the 29th day of May, 1991.

                                                  /s/ Frank O. Mancuso
                                                  -----------------------------
                                                  Mayor of the City of Houston
                                                     PROTEM

(Prepared by Legal Department:                    -----------------------------
(DSC/abh 04/17/91)                                Assistant City Attorney
(Requested by Al Haines, Director,
Department of Finance & Administration)
DSC312
(L.D. File No. 05-87004-02)

      I, ANNA RUSSELL, City Secretary of the City of Houston, Texas, do hereby certify that the within and foregoing is a true and correct copy of Ordinance No. 91-605, passed and adopted by the City Council of said City on the 29th day of May, 1991, as the same appears in the records in my office.

      WITNESS my hand and the Seal of said City this 27th day of June, A. D.
1991.


                                                     /s/ Anna Russell
                                                     --------------------------
                                                     City Secretary of the
                                                     City of Houston
                                                     Anna Russell

                      City of Houston Ordinance No. 89-338


   AN ORDINANCE GRANTING TO PRIME TIME CABLE PARTNERS I, LTD., ITS SUCCESSORS AND ASSIGNS, THE RIGHT, PRIVILEGE, AND FRANCHISE FOR A TERM OF FIFTEEN (15) YEARS, TO ERECT, MAINTAIN, AND OPERATE A COMMUNITY ANTENNA TELEVISION SYSTEM IN THE CITY OF HOUSTON, TEXAS; TO ERECT, MAINTAIN, AND OPERATE ITS POLES, TOWERS, ANCHORS, WIRES, CABLES, ELECTRONIC CONDUCTORS, CONDUITS, MANHOLES, AND OTHER STRUCTURES AND APPURTENANCES IN, OVER, UNDER, ALONG, AND ACROSS THE PRESENT AND FUTURE PUBLIC STREETS, HIGHWAYS, ALLEYS, BRIDGES, EASEMENTS, AND OTHER PUBLIC WAYS AND PLACES IN THE CITY; PRESCRIBING COMPENSATION FOR THE RIGHTS, PRIVILEGES AND FRANCHISE CONFERRED HEREUNDER; PRESCRIBING THE CONDITIONS GOVERNING THE OPERATION OF BUSINESS INSOFAR AS IT AFFECTS THE USE OF PUBLIC PROPERTY FOR THE PURPOSE OF SUCH BUSINESS; CONTAINING GENERAL PROVISIONS RELATING TO THE SUBJECT; AND PROVIDING FOR SEVERABILITY.

                             * * * * * * * * * * *

   WHEREAS, Prime Time Cable Partners I, Ltd., a Colorado limited partnership ("Prime Time"), is in the business of providing cable television systems at multi-family residential developments in the City of Houston, Texas; and
   WHEREAS, Prime Time has applied for a franchise to allow operation of a cable television system in the City of Houston; and
   WHEREAS, it is hereby found and determined by the City Council of the City of Houston that it is in the best interest of the City to grant such a franchise to Prime Time on the terms and conditions hereinafter set forth; NOW, THEREFORE,

   BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HOUSTON:

           Section 1. Definitions.
                      -----------
        (a) For the purpose of this ordinance the following terms, phrases, words, abbreviations and their derivations shall have the meaning given herein. When not inconsistent with the context, words used in the present tense include the future tense, words in the plural number include the singular number, and words in the singular number include the plural number. The word "shall" is always mandatory, and not merely directory.

        (1) "Anniversary Date" shall mean the month and day of each year during the term hereof corresponding to the month and day which is the thirtieth day following the day this ordinance is passed and approved finally.

        (2) "Additional Services" shall mean any communications services other than Regular Subscriber Service and Pay Television provided by Grantee over the CATV System either directly or as a carrier for its subsidiaries, affiliates or any other person engaged in communications services, including, but not limited to, program guides, burglar alarm, data or other electronic intelligence transmission, facsimile reproduction, meter reading and home shopping. Additional Services shall not include the delivery by the CATV System of any programming on the Public, Educational or Governmental Access Channels, which programming is included in Regular Subscriber Service.

        (3) "Cable Act" shall mean the Cable Communications Policy Act of 1984.

        (4) "CATV" shall mean community antenna television.

        (5) "CATV" System' shall mean a system of cables, wires, lines, towers, wave guides, microwave and laser beams, and any associated converters, equipment or facilities designed and constructed for the purpose of producing, receiving, amplifying and distributing by audio, video and other forms of electronic or electronic signals to and from subscribers and locations in the City.

        (6) "Channels" shall mean a band of frequencies, six mega hertz wide, in the electromagnetic spectrum which are capable of carrying either (1) audio-video television signals and non-video signals or (2) non-video signals.

        (7) "City" shall mean the City of Houston, Texas, a municipal corporation of the State of Texas.

        (8) "City Council" shall mean the governing body of the City of any successor to the legislative powers of the present City Council.

        (9) "Converter" shall mean an electronic device which converts signals to a frequency not susceptible to interference within the television receiver of a Subscriber and which, by an appropriate channel selector, also permits a Subscriber to view all signals delivered at designated dial locations.

        (10) "Director" shall mean the Director of the Finance & Administration Department, or the said Director's designee.

        (11) "Educational Access Channels" shall mean Channels on the CATV System which are reserved for carriage of program materials by local educational authorities who obtain use of such channels from Grantee for the presentation of such material.

        (12)"Effective Competition" shall have the meaning set out in Section 633 of the Cable Comunications Policy Act of 1984.

        (13) "Federal Communications Commission" or "FCC" shall mean that agency as presently constituted by the United States Congress or any successor agency with jurisdiction over cable television matters.

        (14) "Franchise Area" shall mean the area within the corporate limits of the City as of the date on which this franchise is accepted by Grantee and such additional areas which may be within the Franchise Area of the Grantee as herein provided.

        (15) "Franchise Year" shall mean any twelve-month period commencing on an Anniversary Date and extending to the day immediately preceding the next subsequent Anniversary Date.

        (16) "Governmental Access Channel" shall mean the Channel on the CATV System which is reserved for carriage of program material by the City of Houston.

        (17) "Grantee" shall mean Prime Time or such other person who succeeds Prime Time in accordance with the provisions of this franchise.

        (18) "Gross Revenues" shall mean all revenues collected by the Grantee, including, but not limited to, Regular Subscriber revenues, Pay Television revenues, Additional Services revenues, advertising revenues, revenues resulting from connection or rental of equipment of any kind, revenues received for the lease of Channels, and revenues received for the lease (for any purpose) of poles, wires, cables, conductors, conduits, equipment and other structures, equipment, and facilities used in providing the transmission of cable service. Gross Revenues shall not include the following: (1) any taxes which are imposed on any Subscriber or User of CATV System by any governmental unit and collected by Grantee for such governmental unit; (2) revenues resulting from the studio production of programming used on the Educational Access or Public Access Channels; and (3) revenues from Standalone operations that are not connected to Grantee's CATV System(s).

        (19)"Interconnect" shall mean a condition of a CATV System by which the system is connected to adjacent CATV Systems by microwave, coaxial cable or other connecting device or by fiber optic cable and provides the capability for simultaneous carriage of signals, such as emergency override.

        (20) "Pay Television" shall mean the delivery over the CATV System of programming to Subscribers for a fee or charge over and above charge for Regular Subscriber Service, on a per-program, per-channel or other subscription basis.

        (21)"Person" shall mean any person, firm, partnership, association, corporation, company or organization of any kind.

        (22) "Public Access Channel" shall mean the Channel on the CATV System which is reserved for carriage of program material in the public interest provided by persons who obtain use of such Channel for Grantee for the presentation of such material.

        (23) "Regular Subscriber Service" shall mean the simultaneous delivery by Grantee to television receivers, or any other suitable type of audio-video communication receivers, of that service regularly offered to all of its Subscribers, including all broadcast signals authorized for carriage by the FCC and of all regular non-broadcast signals provided to all of its Subscribers, but excluding Additional Services and Pay Television.

        (24) "Standalone operation" shall mean a facility that serves only Subscribers in one (1) or more multiple unit dwellings under common ownership, control, or management that does not use any public rights-of-way.

        (25) "Street" shall mean the surface or the space above and below any public street, road, highway, alley, bridge, sidewalk, (or other public place or way now or hereafter held by the City for the purpose of public travel and shall include other easements or rights-of-way now held or hereafter held by the City which shall, within their proper use and meaning, entitle the City and Grantee to the use thereof for the purpose of installing or transmitting CATV System transmissions over poles, wires, cables, conductors, conduits, manholes, amplifiers, appurtenances, attachments, and other structures, equipment, and facilities as may be ordinarily necessary and pertinent to a CATV System.

        (26) "Subscriber" shall mean a Person who pays for service delivered by the CATV System.

        (27) "User of CATV System" shall mean a Person who uses the CATV System to produce or to transmit programs or other communications to Subscribers.


        Section 2. Grant of Authority.
                   -------------------
        There is hereby granted to Grantee the right, privilege and franchise to have, acquire, construct, reconstruct, maintain, use, and operate in the Franchise Area, a CATV System, and to have, acquire, construct, reconstruct, maintain, use, and operate in, over, under, and along the present and future streets of the City as well as other easements and rights-of-way held by the City all necessary or desirable poles, towers, anchors, wires, cables, electronic conductors, underground conduits, manholes, and other structures and appurtenances necessary for the construction, maintenance and operation of a CATV System in the Franchise Area of the City.

        Section 3. Term of Franchise and Renewal.
                   ------------------------------

        (a) Initial Term. Upon the filing with the City by Grantee of the written acceptance required herein, this franchise shall be in full force and effect for a term and period of fifteen (15) years commencing on the thirtieth day following its final passage and approval.

        (b) Performance Evaluation. In order to assure that Grantee is complying with the terms of this franchise and the character, quality and efficiency of service to be rendered, given, performed and furnished under this franchise, on or within thirty (30) days of the 5th and 10th Anniversary Dates of this franchise, City Council may at its discretion hold a public hearing or hearings for the purpose of reviewing the performance of Grantee under this franchise. Unless specifically waived by City Council, attendance of Grantee's duly authorized representative at any such public hearings shall be mandatory. The subject of any such hearings shall include, but not be limited to, Grantee's performance under, and compliance with the terms of, this franchise. At any such hearing Grantee shall make available to City Council, if requested, any records, documents or other information as may be relevant to City Council's review. At least ninety (90) days prior to the 5th and 10th Anniversary Dates of this franchise, the City Secretary shall, if a hearing is to be held, notify Grantee of the day and time of the hearing. At any such hearing, Grantee shall be entitled to all the rights of due process, including but not limited to, the right to present evidence, the right to cross-examine and right to be represented by counsel. All records and minutes of any such performance evaluation hearings shall be retained by the City Secretary and be available for inspection throughout the term of this franchise.

        (c) Renewal. Renewal of this franchise shall be at the discretion of the City in accordance with applicable law.

        Section 4. Annexed Areas of City.
                   ----------------------
        This franchise shall extend to territory which is annexed by the City during the term of this franchise.

        Section 5. Use, Rental or Lease of Utility poles and Facilities.
                   -----------------------------------------------------
        There is hereby granted to Grantee the authority to contract with the City or any appropriate board or agency thereof or with the holder or owner of any utility franchise in the City for the use, rental or lease of its or their poles, underground conduits and other structures and facilities for the purpose of extending, carrying or laying its equipment in connection with this franchise. The City agrees that any public utility owning or controlling such poles or underground conduits may, without amendment to its franchise, allow, and is encouraged to allow, Grantee to make such use thereof pursuant to any agreement reached between such utility and Grantee.

        Section 6. Compliance with Applicable Laws.
                   --------------------------------
        The work done and activity in connection with the construction, reconstruction, maintenance, operation or repair of Grantee's CATV System shall be subject to and governed by all applicable present and future laws, rules and regulations of the City, the State of Texas and the United States of America, including the FCC and any other federal agency having jurisdiction.

        Section 7. Subject to Police Powers of City.
                   ---------------------------------
        The construction, maintenance and operation of Grantee's CATV System and all property of Grantee subject to the provisions of this franchise shall be subject to all lawful police powers, rules and regulations of the City. The City shall have the power at any time to order and require Grantee to remove or abate any pole, line, tower, wire, cable, guy, conduit, electric conductor or any other structure or facility that is dangerous to life or property. In the event Grantee, after written notice, fails or refuses to act, the City shall have the power to remove or abate the same at the expense of Grantee, all without compensation or liability for damages to Grantee.

        Section 8. Conditions of Street Occupancy.
                   -------------------------------
        (a) Use. All structures, wires, cables, equipment and facilities erected or maintained by Grantee within the City shall be located as to cause minimum interference with the proper and intended use of and with the rights of reasonable convenience of the owners or occupiers of property which adjoins any of such Streets.

        (b) Restoration. The surface of any street or other City Right-of-Way disturbed by Grantee in laying, constructing, maintaining, operating, using, extending, removing, replacing or repairing its CATV System shall be restored by Grantee immediately after the Completion of the work, at its cost and expense, to as good a condition as before the commencement of the work and maintained by Grantee to the satisfaction of the Director of Public Works for one (1) year from the date of completion of such restoration work. No street shall be encumbered by construction, maintenance, removal, restoration or repair work by Grantee for a longer period than necessary to execute such work. If there is any unreasonable delay by Grantee in restoring and maintaining streets after such excavations or repairs have been made, the City shall have the right without further notice to restore or repair the same and to require Grantee to pay the reasonable cost of such restoration or repair.

        (c) Relocation. Whenever by reason of the construction, repair, maintenance, relocation, widening raising or lowering of the grade of any Street by the City or by the location or manner of construction, reconstruction, maintenance or repair of any public property, structure or facility by the City, it shall be deemed necessary by the City for Grantee to move, relocate, change, alter or modify any of its facilities, such change, relocation, alteration or modification shall be promptly made by Grantee, at its cost and expense, when directed in writing to do so by the Director, without claim for or right of reimbursement of cost or damages against the City. In the event Grantee, after such notice, fails or refuses to commence, pursue or complete such relocation work within a reasonable time, the City shall have the authority, but not the obligation, to remove or abate such structures or facilities and to require Grantee to pay to the City the reasonable cost of such removal or abatement, all without compensation or liability for damages to Grantee.

        (d) Temporary Removal of Wire for Buildinq Moving. Upon written request of any person holding a building moving permit issued by the City, Grantee shall remove, raise or lower its wires and cables temporarily to permit the moving of houses, buildings or other bulky structures. The reasonable expense of such temporary removal, raising or lowering shall be paid by the benefited person, and Grantee may require such payment in advance, Grantee being without obligation to remove, raise or lower its wires and cables until such payment shall have been made. Grantee shall be given not less than 72 hours' advance written notice to arrange for such temporary wire and cable adjustments.

        (e) Tree Trimming. City Council shall, from time to time, pass ordinances regulating the trimming or removal of trees on or along City property and Grantee shall comply with those ordinances.

        (f) Placement of Fixtures. Grantee shall not place poles, towers or similar fixtures where the same will interfere with any gas, electronic or telephone fixtures, water hydrant or main, drainage facility or sanitary sewer, and all such poles, towers and similar facilities shall be placed as directed by the City and in such manner as not to interfere with the usual travel use or visibility of the Streets.

        (g) Approval of Plans and Specifications. Grantee shall provide complete plans and specifications for all construction within Streets to the City's Director of Public Works and Engineering for review at least thirty (30) days prior to the start of construction. In the event of rejection, Grantee shall submit revised plans and specifications for approval. This provision shall apply to each construction sequence if the construction is accomplished in phases, and this provision shall also apply to any pre-existing facilities which are to be covered by this franchise. However, where approval of the Director of Public Works and Engineering has been previously obtained, it shall not be necessary to resubmit or obtain an additional approval.

        (h) Trench Safety. Grantee shall employ trench safety systems in accordance with the detailed specifications set out in the provisions of Excavations, Trenching, and Storing, Federal Occupational Safety and Health Administration Standards, 29 CFR, Part 1926, Subpart P, as amended, including Proposed Rules published in the Federal Register (Vol. 52, No. 72) on Wednesday, April 15, 1987. In case of a conflict between the OSHA standards and the Proposed Rules, the more stringent requirement will apply. The sections that are incorporated into this franchise by reference specifically include but are not limited to Sections 1926-650 through 1926-653. Grantee shall comply with trench safety specifications set out in applicable Texas rules and regulations.

        (i) Notice to Director. Grantee shall provide written to the Director of the location of all construction within Streets at least thirty (30) days prior to construction.


        Section 9. Indemnification and Liability for Damages.
                   -----------------------------------------

        Grantee shall pay, and by its acceptance of this franchise specifically agrees that it will pay, the following:

        (a) Damages and Penalties. All damages or penalties which the City, its officers, agents or employees, may legally be required to pay as a result of damages arising out of copyright infringements, and all other damages, arising out of the installation, maintenance or operation of Grantee's CATV System, whether or not any act or omission complained of is authorized, allowed or prohibited by this franchise; and

        (b) Expenses. If any action or proceeding is brought against the City or any of its officers, officials, or employees with respect to which payment may be sought for claims, for damages or penalties as described in Section a, Grantee, upon written notice from City, shall assume the investigation and defense thereof, including the employment of counsel and the payment of all expenses. These expenses shall include all out-of-pocket expenses, such as, but not limited to, attorney fees, expert witness fees and court costs and shall also include the reasonable value of any services rendered by any officers or employees of the City. It is the intent of this section, and by its acceptance of this franchise, Grantee specifically agrees that Grantee shall indemnify and hold the City, its officers, agents and employees, harmless from all liability, damage, cost or expense arising from claims for injury of persons, damage to property or penalties occasioned by reason of any conduct undertaken by reason of this franchises. The City shall not and does not by reason of the granting of this franchise assume any liability of Grantee whatsoever for injury to persons, damage to property or penalties.

        (c) City shall have the right to employ separate counsel in any such action or proceeding and to participate in the investigation and defense thereof, and Grantee shall pay the fees and expenses of such separate counsel if employed with the approval and consent of Grantee or if representation of both the Grantee and City by the same attorney would be inconsistent with accepted canons of professional ethics. Grantee shall not be liable for any settlement of any such claim, action, or proceeding effected without its consent. City shall give prompt notice to Grantee of any claim, action, or proceeding against it upon which City may seek payment of damages or penalty by Grantee hereunder.

        Section 10. Liability Insurance.
                    -------------------
        (a) Minimum Coverage. Within thirty (30) days after the effective date of this franchise, Grantee shall file with the Director and shall maintain on file throughout the term of this franchise a certificate of insurance issued by a company or insurer duly authorized to do business in the State of Texas insuring the City and Grantee with respect to installation, maintenance and operation of Grantee's CATV System in the following minimum amounts:

                  (1) One Person. Five Hundred Thousand Dollars ($500,000.00) for bodily injury or death to any one person.

                  (2) One Accident. One Million Dollars ($1,000,000.00) for bodily injury or death resulting from any one accident.

                  (3) Property Damage. Five Hundred Thousand Dollars ($500,000.00) for property damage resulting from any one occurence.

                  (4) All Other Types of Liability. One Hundred Thousand Dollars $100,000.00) for all other types of liability.

        (b) Increased Coverage. City Council may from time to time require Grantee to increase the minimum amounts of liability insurance coverage to reasonable amounts generally required of persons occupying the City Streets. Such requirements shall be expressed by resolution or ordinance.

        (c) Notice of Cancellation or Reduction. Such certificate of insurance shall contain the provision that written notice of expiration, cancellation or reduction in coverage of the policy shall be delivered to the Director and to Grantee at least thirty (30) days in advance of the effective date thereof.

        (d) Term. Such liability insurance shall be kept in full force and effect by Grantee during the existence of this franchise and thereafter until after the removal of all poles, wires, cables, underground conduits, manholes and other conductors and fixtures incident to the maintenance and operation of Grantee's CATV system, should such removal be required by the City or undertaken by Grantee.

        Section 11. Installation, Construction.

        (a) Permits and Authorizations. Grantee shall obtain necessary permits and authorizations which are required for its CATV System, if any, including, but not limited to, any applicable utility joint-use attachment agreements and permits, licenses, authorization and certificates to be granted by duly constituted local,state and federal government entities and regulatory agencies having jurisdiction over the installation and operation of the CATV System. After obtaining any necessary permits, licenses, authorizations and certificates, and after completion of make-ready work by utility companies in connection with use of utility poles and facilities, if any, Grantee may commence construction and installation. Construction may be pursued in separate projects thereafter.

        (b) Compliance. Because Grantee has existing faclities that do not have the requisite 35-channel capacity, Grantee shall bring its facilities into compliance by taking the following steps:

                  (1) All new distribution plant and headend plant shall have at least 35 channels of capacity.

                  (2) Existing facilities shall be upgraded to 35-channel capacity within two years following the effective date (unless the Director approves an extension).

                  (3) In either case, Grantee must add a receiver and modulator for each new channels as it is activated (but is not required to provide them for inactive channels).

        Grantee shall not be in violation of the 35-channel requirement if Grantee meets the compliance schedule set out in this subsection (b).

        Section 12. Operational Standards.
                    ---------------------
        Grantee desires to install, maintain and operate its CATV System in accordance with the highest accepted standards of the cable television industry to the end that Subscribers may receive high quality service. Toward accomplishment of this purpose Grantee shall meet the following minimum standards:

        (a) Compliance with FCC Rules. Grantee's CATV System shall comply with all applicable present and future rules and regulations of the FCC.

        (b) Quality of Color Signals. Grantee's CATV System shall be capable of transmitting and passing the entire color television spectrum without the introduction of material degradation of color intelligence and fidelity

        (c) Rated for Continuous Operation. Grantee's CATV System shall be designed and rated for twenty-four hour a day continuous operation.

        (d) Quality of Picture. Grantee's CATV System shall be capable of and shall allow the production of a picture upon any Subscriber's television screen in black and white or color, provided the Subscriber's television set is capable of producing a color picture, that is undistorted and free from ghost images and accompanied by proper sound, assuming the technical, standard production television set is in good repair and the television broadcast signal transmission is satisfactory. In any event, the picture which can be produced shall be as good as the state of the art allows.

        (e) No Cross Modulation or Interference. Grantee's CATV System shall transmit or distribute signals of adequate strength to allow the production of good pictures with good sound in all television receivers of all Subscribers without causing cross modulation in the cables or interference with other electrical or electronic systems.

        (f) Channel Capacity. Grantee's CATV System shall have a minimum channel capacity of 35 Channels. To the extent that Grantee elects, or is required, to increase its channel capacity, Grantee agrees to include within such an increase a proportional increase in the number of Public, Educational, and Government Access Channels required by Sections 13, 14 and 15.

        (g) Temperature Range. Grantee's CATV System shall be capable of operating throughout the air temperature range of 0 to 110 degrees Fahrenheit without degradation of audio or video fidelity.

        (h) Standard of Care. Consistent with Section 621(a)(2) of the Cable Act, Grantee shall at all times employ a high standard of care and shall install, maintain and use approved methods and devices for preventing failures or accidents which are likely to cause damages, injuries or nuisances to the public.

        (i) No Obscenity. Cable television services that are obscene under the United States Constitution may not be provided over the CATV System.

        (j) Service and Repair. Grantee shall render efficient service, make repairs promptly and interrupt service only for good cause and for the shortest time possible. Insofar as possible, such interruptions shall be preceded by forty-eight (48) hours' notice and shall occur during periods of minimum use.

        (k) Grantee's Office. Grantee shall maintain one principal office, and may maintain as many sub-offices as are reasonably necessary to promote good service and convenience to Subscribers to service provided through its CATV System. The principal office shall be open during all usual business hours, have a listed telephone number and be so equipped and operated that complaints and requests for installation, repairs or adjustments may be received twenty-four (24) hours a day, seven (7) days a week. Such office shall maintain complete and updated maps of Grantee's CATV System and the construction plans and specifications thereof.

        (1) Service Calls. Grantee shall respond to all service calls involving its facilities within twenty-four (24) hours and correct malfunctions as promptly as possible, but, in all events, within a reasonable time, which shall be seventy-two (72) hours after notice thereof, except during times of general breakdown due to weather or other castastrophe. For such purposes, Grantee shall maintain a competent staff of employees sufficient in size to provide adequate and prompt service to Subscribers.

        (m) State of the Art. Grantee shall undertake such construction and installation for its facilities as may be reasonably necessary to keep reasonably current with the latest developments in the state of the art in the provision of cable television services.

        (n) Converter-Parental Lock. Grantee shall make available to Subscribers, upon request, Converters that are equipped with a parental lock capable of locking or securing one channel or all channels.

        Section 13. Public Access Channel. At least one (1) Channel shall be reserved for the use of the public, and shall have nondiscriminatory access without charge on a first-come, first-serve basis as administered by the Access Houston Corporation or such other entity as is selected by the City to administer Public Access.


        Section 14. Educational Access Channels. At least two (2) Channels shall be reserved for the use of the educational authorities in the City. Use of such Channels shall be provided free of charge, and administered by the Access Houston Corporation or such other entity as is selected by the City to administer Education Access.

        Section 15. Government Access Channel. At least one (1) Channel shall be reserved for use by the City, free of charge, and administered by the City.

        Section, 16. Underground Installation. In portions of the Franchise Area having telephone lines and electric utility lines underground, whether required by ordinance or not, any and all of Grantee's lines, cables and wires shall also be underground. It shall be the policy of the City that existing poles for electric and communication purposes be utilized whenever possible and that underground installation, even when not required, is preferable to the placing of additional poles.

        Section 17. Interconnection. Grantee's Public, Educational and Governmental programming is intended to be provided through interconnection with other CATV Systems. Grantee's CATV System shall be interconnected with all other CATV Systems operating in an area adjacent to Grantee's CATV System and under a franchise granted to the City. Such interconnection shall be completed within two (2) years from the effective date of the franchise. If Grantee and any of the owners of adjacent CATV Systems have not agreed to an interconnection point between the CATV Systems within one (1) year after the effective date of this franchise, the City will be responsible for determining an interconnect point that is fair and reasonable. Notwithstanding anything provided in this section both Grantee and any adjacent franchise must be under an affirmative duty under the terms of its franchise to Interconnect in the same manner before the City either names an Interconnect point hereunder or proceeds to collect liquidated damages pursuant to Section 32(C).

        Section 18. Emergency Use of CATV System.
                    -----------------------------
        In the event of an emergency or disaster, Grantee shall upon request of City Council or its designated representative, and to the extent feasible with the installation of interconnection points with franchised CATV operators, make its CATV System facilities available to the City for emergency use during the period of such emergency or disaster and shall provide such personnel as may be practicable to operate its facilities under the circumstances. To the extent technically feasible, Grantee shall incorporate into its facilities a provision to allow the connection of emergency interuption devices whereby the City, in time of crisis, may be able to introduce a message an all channels simultaneously.

        Section 19. Compliance with State and Federal Laws.
                    --------------------------------------
        Notwithstanding any other provision of this franchise to the contrary, Grantee shall at all times comply with all laws, rules and regulations of the state and federal governments and any administrative agencies thereof. If any such state or federal law, sale or regulation shall require or permit Grantee to perform any service or shall prohibit Grantee from performing any service in conflict with the provisions of this franchise of the City, then immediately following knowledge thereof Grantee shall notify the Director in writing of the point of conflict believed to exist between such state or federal law, rule or regulation and this franchise or any ordinance, rule, regulation or charter provision of the City. If the City determines that a material provision of this franchise does in fact conflict with such state or federal law, rule or regulation, it shall have the right to modify any provision hereof to such reasonable extent as may be necessary to carry out the full intent and purpose of this franchise.

        Section 20. Modifications by FCC; Jurisdiction of FCC.
                    -----------------------------------------
        It is specifically agreed by the City and Grantee that any modifications of the provisions of this franchise resulting from amendment of applicable rules and regulations of the FCC shall be incorporated into this franchise by City Council within one (1) year of the adoption of the amendment by the FCC, or at the time of the renewal of this franchise, whichever occur first. Should the FCC lose or voluntarily abdicate regulatory jurisdiction over any subject matter relevant to this franchise, the City shall be empowered to assume regulatory jurisdiction over any such deregulated aspects, provided that the City's regulation is not contrary to local, state or federal law.


        Section 21. Employment Requirements. Grantee shall afford equal opportunity in employment to all qualified persons. No person shall be discriminated against in employment because of race, color, religion, national origin or sex. Grantee shall establish, maintain and carry out a positive, continuing program of specified practices designed to assure equal opportunity in every aspect of its employment policies and practices.


        Section 22. Other Business Activity. Grantee shall not engage in the business of selling, repairing or installing television receivers or radio receivers within the City during the term of this franchise. Grantee shall not suggest, recommend or single out any television or radio service firm or business establishment to be patronized by Subscribers. Grantee shall exercise all reasonable influence on its officers, agents, employees and representatives to ensure compliance with this section. It is provided, however, that this section does not prohibit Grantee from servicing or repairing Converters and other technical equipment which it owns and which are leased or otherwise furnished to Subscribers for use with Grantee's services. It is further provided that this franchise does not apply to Standalone Operations of Grantee; however, should any such Standalone Operation ever be connected to any part of Grantee's CATV System which uses any
Street: (1) such former Standalone Operation shall immediately become subject to this franchise, and (2) from that time forward, the Gross Revenues shall include revenues from that former Standalone Operation.


        Section 23.Payments to the City.
                   --------------------
        (a) Amount and Time. As compensation for the right, privilege, and franchise herein conferred, Grantee shall pay to the City each year a sum equal to five percent (5%) of Grantee's Gross Revenues for such year. Two percent (2%) of such franchise fee shall be maintained in a separate account by the City and shall be applied solely to the support of Public, Educational, and Governmental Access Channels. Such franchise fee payments shall be made quarterly. Grantee shall file with the Director within sixty (60) days after the expiration of each quarter of each calendar year, or portion thereof, during which this franchise is in effect, financial statement prepared according to generally accepted accounting principles showing in detail the Gross Revenues of Grantee during the preceding quarter of the calendar year. Such statement shall be accompanied by Grantee's payment to the City of five percent (5%) of such Gross Revenues for such quarter. The franchise fee is subject to change at any time by City Council upon 20 days advance written notice to Grantee, but in any event will not be greater than that authorized by law. The payment of the City's audit expenses shall not be considered as part of the franchise fee payable under this section.

        (b) Late Payment Penalty. Grantee shall pay a late penalty of 12% per annum calculated per day on the amount of franchise payment that is late.

        (c) Right of Inspection of Records. The Director shall have the right to inspect Grantee's records showing the Gross Revenue from which payments to the City are computed and to audit and recompute any and all amounts paid under this franchise. No acceptance of payment shall be construed as a release or as an accord and satisfaction of any claim the City may have for further or additional sums payable under this franchise or for the performance of any other obligation hereunder.

        (d) Other Payments to City. The franchise fee payable hereunder shall be exclusive of, and in addition to, all ad valorem taxes, special assessments for municipal improvements, fees for building permits for facilities not in the Street, inspection fees not in the street, and other lawful obligations of the City.

        Section 24. Records and Reports.

        (a) Principal Office of Grantee. Grantee shall maintain a principal office in the City, as long as it continues to operate any in the City, and hereby designates such office as the place where all notices, directions, orders and requests may be mailed, served or delivered under this franchise. The Director shall be notified of the location of such office or any change thereof.


        (b) Records. Grantee shall keep complete and accurate records of its business and operations relevant to this franchise. All such records shall be maintained at Grantee's principal office.

        (c) Access by City. The Director or the Director's duly designated officers, agents or representatives, shall have access to all records of Grantee relevant to this franchise for ascertaining the correctness of any and all reports and may examine Grantee's officers and employees under oath in respect thereto.

        (d) Annual Report. A report shall be filed by Grantee with the Director within ninety (90) days following the end of each Franchise Year. Such report shall include:

                  (i) the number of Subscribers as of December 31 of the preceding year; and

                  (ii) Gross Revenue and Regular Subscriber Service revenue received by Grantee for the preceeding year.

                  (iii) any additional City Streets used by Grantee's CATV System in providing its services to Subscribers or Users of its CATV System.

        The report shall be certified by a financial officer of Grantee, and shall include any other information as the Director may reasonably request in relation to Grantee's CATV System. The Director may audit the books and records of the Grantee to verify the amount of franchise fee owed and paid, and the Grantee shall pay the City's reasonable expenses for such audits. Payment of such audit expenses shall be made within thirty (30) days of Grantee's receipt of a written invoice signed by the Director.

        (e) False Entry. Any false entry in the records of Grantee or false statement in the reports to the City as to a material fact, knowingly made by Grantee, shall constitute a violation of a material provision of this franchise ordinance.

        (f) FCC Filings. Grantee shall file copies of all reports and filings with respect to its CATV System made to the FCC with the Director.

        Section 25. Senior Citizen Promotional Program. In order to facilitate the availability of services provided over its CATV System to senior citizens, Grantee may, as a special promotion, discount installation charges on a permanent basis or for extended period of time giving a maximum number of senior citizens a chance to take advantage of the savings. For purposes of this Section, senior citizens shall include heads of households who are at least 60 years of age.

         Section 26. Rates.
                     -----
        (a) Pursuant to Section 623 of the Cable Act and as a cable operator subject to Effective Competition, Grantee shall not be subject to rate regulation.

        (b) If at any time during the term of this franchise it is determined that Grantee is not subject to Effective Competition, or is subject by statute or otherwise to rate regulation, then Grantee shall become subject to rate regulation, by the City or as lawfully allowed, no later than one (1) year after such determination.

        Section 27. Customer Relations. Grantee shall develop and implement a comprehensive customer relations plan to bring all customer services to a high level of quality and efficiency, which shall include, without limitation: (1) high efficiency telephone and computer billing and record keeping systems adequate to meet customer demands, (2) requirements that all field employees carry a visible identification card, and (3) procedures to assure that field personnel make every attempt to provide notice to occupants of dwelling units before entering the premises to install or maintain service.


        Section 28. Grantee's Rules. Grantee shall have the authority to promulgate such rules, regulations, terms, and conditions governing the conduct of its business as shall be reasonably necessary to enable Grantee to exercise its rights and to perform its obligations under this franchise and to assure an uninterrupted service over its CATV System; provided, however, such rules, regulations, terms and conditions shall not be in conflict with any of the provisions of this franchise or any ordinance of the City, the provisions of its Charter, the laws of the State of Texas and the United States of America and the rules and regulations of the FCC and any other federal agency having jurisdiction. A copy of Grantee's rules, regulations, terms and conditions shall be filed with the Director and shall thereafter be maintained current by Grantee.

        Section 29. Discontinuance of Service For Non-Payment.
                    -----------------------------------------
        Grantee may disconnect installations and discontinue service to a Subscriber upon failure of Subscriber to pay Subscriber's bill by its due date.

        Section 30. Prohibition of Discriminatory or Preferential
                    ---------------------------------------------
                    Practices.
                    ---------
        In its rates or charges, or in making available the services or facilities, or in its rules or regulations, or in any other respect, Grantee shall not make or grant any unreasonable preference or advantage to any Subscriber or potential Subscriber and shall not subject any such person to any unreasonable prejudice or disadvantage. This provision shall not be deemed to prohibit promotional campaigns to stimulate subscriptions or other legitimate uses thereof, nor to prohibit variations in rates where varying levels of service are provided or where costs or revenue requirements vary.

        Section 31. Non-Exclusive Franchise. The rights, privileges and franchise granted hereby are not exclusive, and nothing herein contained shall be construed to prevent the City from granting any like or similar rights, privileges and franchise to any other person within all or any portion of the City including the Franchise Area.

        Section 32. Revocation of Franchise.
                    -----------------------
        (a) In addition to all rights and powers of the City by virtue of this franchise or otherwise, the City reserves as an additional and as a separate and distinct power the right to terminate and cancel this franchise and all rights and privileges of Grantee hereunder in any of the following events or for any of the following reasons:

        (1) Violation of Provision. Grantee shall by act or omission violate any term, condition or provision of this franchise and shall fail or refuse to effect compliance within thirty (30) days following written demand by the Director to do so.

        (2) Insolvent or Bankrupt. Grantee becomes insolvent or is adjudged bankrupt, or all or any part of Grantee's facilities are sold under an instrument to secure a debt and are not redeemed by Grantee within thirty (30) days from the date of such sale; provided, however this shall not be an event of termination or cancellation in the event of bankruptcy proceeding and the trustee, receiver or debtor in possession agrees in writing to be bound by the terms of this franchise.

        (3) Fraud or Deceit. Grantee attempts to or does practice any fraud or deceit in its conduct or relations under this franchise with the City, Subscribers or potential subscribers.

        (b) Any such termination and cancellation of this franchise shall be by ordinance adopted by City Council; provided, however, before any such ordinance is adopted, Grantee must be given at least sixty (60) days advance written notice, which notice shall set. forth the cause and reasons for the proposed termination and cancellation, shall advise Grantee that it will be provided an opportunity to be heard by City Council regarding such proposed action before any such action is taken, and shall set forth the time, date and place of the hearing. In no event shall such hearing be held less than thirty
(30) days following delivery of such notice to Grantee.

        (c) In addition to the rights of the City to revoke this franchise under
Section 31(a) above, should Grantee fail or refuse to cure any non-compliance with any term, condition or provision of this franchise contained in Section 3.(b) 5, 8(a), 8(b), 8(c), 8(d), 8(f), 8(g), 10, 11(b), 12(a) (to the extent FCC penalities are not applicable), 12.(b), 12.(c), 12.(d), 12.(e), 12.(f), 12.(g).,
12.(k), 12.(n), 13, 14, 15, 16, 17, 18, 22, 24, and 30, whether or not the time for such compliance as provided in such sections has passed, within thirty (30) days following (i) a hearing before the City Council after thirty (30) days written notice of such hearing to Grantee, and (ii) following such hearing, written demand by the Director that Grantee comply with such term, condition, or provision, Grantee shall forfeit and pay to the City the sum of Three Hundred Dollars ($300.00) for each day it shall so fail or refuse, as liquidated damages and not as penalty; provided, however, Grantee shall notify the Director as soon as reasonably possible of any force majeure preventing compliance.

        Section 33. Force Majeure. Other than its failure, refusal or inability to pay its debts and obligations including, specifically, the payments to the City required by this franchise, Grantee shall not be declared in default or be subject to any sanction under any provision of this franchise in those cases in which performance of such provision is prevented by reasons beyond its control.


        Section 34. Assignment of Franchise. The rights, privileges and franchise granted hereunder may not be assigned, in whole or in part, without the prior consent of City Council expressed by resolution or ordinance, and then only under such conditions as may therein be prescribed. No assignment to any person shall be effective until the assignee has filed with the Director an instrument, duly executed, reciting the fact of such assignment, accepting the terms of this franchise, and agreeing to comply with all of the Provisions hereof.

        Section 35. Publication Cost. In compliance with the provisions of
Article II, Section 18 of the City Charter, Grantee shall pay the cost of those publications of this franchise required by such Charter provisions.

        Section  36. Grantee to Have No Recourse.
                     ---------------------------

        (a) Requirements and Enforcement. Except as expressly provided herein, Grantee shall have no recourse whatsoever against the City for any loss, cost, expense or damage arising out of the provisions or requirements of this franchise or because of the enforcement thereof by the City or because of the lack of the City's authority to grant all or any part of this franchise.

        (b) Grantee's Understanding. Grantee expressly acknowledges that in accepting this franchise, it relied solely upon its own investigation and understanding of the power and authority of the City to grant this franchise and that Grantee was not induced to accept this franchise by any understanding, promise or other statement, verbal or written, by or on behalf of the City or by any third person concerning any term or condition not expressed herein.

        (c) Construction of Franchise. By acceptance of this franchise, Grantee acknowledges that it has carefully read the provisions, hereof and is willing to and does accept all of the risks of the meanings of such provisions and agrees that in the event of any ambiguity herein or in the event of any other dispute over the meaning thereof, the same shall be construed strictly against Grantee and in favor of the City.

        Section 37. Valuation. This franchise is granted subject to the lawful provisions of Article II, Section 17, of the City Charter, which provisions are made a part hereof and incorporated herein by reference. If the City should elect to exercise its rights under such Charter provisions, payment of a fair valuation, which shall be the then current fair market value, or as required by Section 627 of the Cable Act, if applicable, shall be required. Should the parties fail to agree upon the then current fair market value, the same shall be determined in an appropriate proceeding filed in any court having jurisdiction.

        Section 38. Acceptance of Franchise. Within thirty days from the effective date of this ordinance, Grantee shall file with the City Secretary a written statement in the following form signed in its name and behalf: "To the Honorable Mayor and City Council of the City of Houston, Texas:

        "For itself, its successors and assigns, Prime Time Cable a Partners I, Ltd., Colorado limited partnership, hereby accepts the attached ordinance and agrees to be bound by all of its terms, conditions and provisions.



                                       PRIME TIME CABLE PARTNERS I, LTD.
                                       a Colorado Limited Partnership

                                       By:     PRIME TIME CABLE CORPORATION
                                               its managing general partner
                                       BY:
                                          ---------------------------------

        "Dated this                  day of                            ,1988.
                    -----------------       ---------------------------

        If any provision, section, subsection, sentence, clause or phrase of this franchise is for any reason held to be invalid or unconstitutional, such invalidity or unconstitutionality shall not affect the validity of the remaining portions of this franchise. It is the intent of the City in adopting this franchise that no portion or provision thereof shall become inoperative or fail by reason of any invalidity or unconstitutionality of any other portion or provision, and to this end all provisions of this franchise are declared to be severable.

        Section 39. Passage and Effective Date. This franchise, having been published as required by Article 11, Section 17 of the City Charter shall take effect and be in force from and after the thirtieth day following its final passage and approval.

PASSED first reading this the 8th day of March, 1989.
PASSED second reading this the 15th day of March, 1989.
PASSED AND APPROVED third and final reading this the 29th day of March, 1989.
     PASSED this the 29th day of March, 1989.
     APPROVED this the 29th day of March, 1989.

                                                  /s/
                                                  -----------------------------
                                                  Mayor of the City of Houston



                                                  /s/
                                                  -----------------------------
                                                  Assistant City Attorney


(Prepared by Legal Department:
(TSD/jbl, 12/28/88)
(Requested by Byron Marshall, Acting Director, Department of
Finance & Administration)
(L.D. File No. 05-87004-01)

     I, ANNA RUSSELL, City Secretary of the City of Houston, Texas, do hereby certify that the within and foregoing is a true and correct copy of Ordinance No. 89-338, passed by the City Council and approved by the Mayor of said City on the 29th day of March, 1989, as the same appears in the records in my office.

     WITNESS my hand and the Seal of said City this 30th day of March, A.D.
1989.



                                          /s/ Anna Russell


                                          -------------------------------------
                                          City Secretary of the City of Houston
                                          Anna Russell